As filed with the Securities and Exchange Commission on May 21, 2001
                                                     Registration No. 333_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           ELCOM INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                043175156
 (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                           Elcom International, Inc.
                                 10 Oceana Way
                          Norwood, Massachusetts 02062
          (Address of Principal Executive Offices, including Zip Code)


            THE 2001 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.,
                            AS AMENDED AND RESTATED
                            (Full Title of the Plan)


Robert J. Crowell                       With a copy to:
Chairman of the Board of Directors      Douglas A. Neary, Esq.
and Chief Executive Officer             Calfee, Halter & Griswold LLP
Elcom International, Inc.               1400 McDonald Investment Center
10 Oceana Way                           800 Superior Avenue
Norwood, Massachusetts 02062            Cleveland, Ohio 44114
(781) 4403333                           (216) 6228200


(Name, Address and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed        Proposed
                                    maximum         maximum
                        Amount     offering        aggregate    Amount of
Title of securities      to be       Price         Offering    registration
to be registered      Registered  Per Share (1)    Price (1)       fee

Common Stock, par
value $.01 per share  2,400,000      $2.505        6,012,000      $1,510
                       (2)(3)
--------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the Securities Act) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the common stock, par value $.01 per share, of Elcom International, Inc. (the Common Stock) reported on the Nasdaq National Market on May 18, 2001.

(2) The 2,400,000 shares of Common Stock being registered are issuable pursuant to The 2001 Stock Option Plan of Elcom International, Inc., as amended and restated (the Plan).

(3) Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares of Common Stock which may be issued or become issuable under the terms of the Plan in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

     The  following  documents  of  Elcom  International,   Inc.  (the  Company)
previously filed with the Securities and Exchange Commission (the Commission), are incorporated herein by reference:

     1. The Company's Annual Report on Form 10K for the year ended December 31, 2000;

     2. The Company's Quarterly Report on Form 10Q for the quarterly period ended March 31, 2001;

     3.   The Company's  Current  Report on Form 8-K, filed on January 26, 2001;
          and

     4. The description of the Common Stock contained in the Company's Registration Statement on Form 8A (Reg. No. 0027376);

other than the portions of such documents that, by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act) after the date of this Registration Statement, prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the DGCL) sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a Director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

     Article SEVENTH of the Company's Second Restated Certificate of Incorporation (the Certificate), provides that the directors of the Company shall incur no personal liability to the Company or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the directors duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article EIGHTH of the Company's Certificate provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, partner, trustee, employee or agent of certain other entities, against all expense, liability and loss (including attorneys fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually or reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

     The Company also has entered into indemnity agreements (the Indemnity Agreements) with its directors and executive officers that expand the protection provided to the Company's directors and officers and are based upon sections of the DGCL and Article EIGHTH of the Company's Certificate that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and Article EIGHTH of the Certificate is substantially the same except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the director or executive officer is not entitled to full indemnification.

     Both the DGCL and Article EIGHTH of the Company's Certificate provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the

Company. The Company maintains insurance policies insuring its directors and officers against certain losses incurred by them as a result of claims based upon their actions or statements (including omissions to act or to make statements) as directors and officers. The aggregate amount payable for individual directors and officers under such policies during the three year policy term is limited to $15 million. After certain deductibles, the Company is entitled to reimbursement of up to $15 million under such policies in connection with its indemnification of directors and officers.

The Company also maintains an insurance policy insuring those individuals who are fiduciaries, as defined by the Employee Retirement Income Security Act of 1974, under certain employee benefit plans of the Company and its subsidiaries against certain losses incurred by them as a result of claims based on their responsibilities, obligations and duties under such Act. This fiduciary policy is subject to certain deductibles and has an annual aggregate limit of $3 million.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See the Exhibit Index at Page E1 of this Registration Statement.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, State of Massachusetts, on the 21st day of May, 2001


                                   ELCOM INTERNATIONAL, INC.

                                   By: /s/ Robert J. Crowell
                                   Robert J. Crowell
                                   Chairman of the Board of Directors
                                   and Chief Executive Officer
                                   (Principal Executive Officer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on May 21, 2001.


        Signature                            Title


/s/ Robert J. Crowell              Chairman of the Board of Directors
Robert J. Crowell                  and Chief Executive Officer
                                   (Principal Executive Officer)

/s/ Peter A. Rendall               Chief Financial Officer and Secretary
Peter A. Rendall                   (Principal Financial and Accounting Officer)


/s/ William W. Smith               Vice Chairman and a Director
William W. Smith


/s/ Richard J. Harries, Jr.        Director
Richard J. Harries, Jr.


/s/ John W. Ortiz                  Director
John W. Ortiz

                           ELCOM INTERNATIONAL, INC.
                                 EXHIBIT INDEX


Exhibit                    Exhibit
Number                   Description

4.1  Second Restated Certificate of Incorporation of the Registrant. (1)

4.2  ByLaws of the Registrant, amended as of November 6, 1995. (2)

4.4 Specimen certificate for the Common Stock, par value $.01, of the Registrant. (2)

4.5 Form of 8% Series A Convertible Preferred Stock Purchase Agreement, with attached list of purchasers and number of shares purchased, as of December 10, 1993. (2)

4.6 Form of Series B Preferred Stock Purchase Agreement for Closings held on April 15, June 21 and August 11, 1994, with attached list of purchasers and number of shares purchased. (2)

4.7 Form of Series B Preferred Stock Purchase Agreement for Closings held on December 30, 1994 and February 6, 1995, with attached list of purchasers and number of shares purchased. (2)

4.8 Form of Series C Preferred Stock Purchase Agreement for Closings held on June 22 and June 30, 1995, with attached list of purchasers and number of shares purchased. (2)

4.9 Securities Agreement, dated December 1, 1993, as amended February 1, 1994, by and among the Registrant, Robert J. Crowell, and 19 other listed purchasers, as of June 2, 1995 (2) and list of other assignees of certain registration rights thereunder. (3)

4.10 Securities Agreement, dated October 28, 1994, by and among the former stockholders of Computer Specialties, Inc. and the Registrant. (2)

4.11 Computerware  Stockholders Agreement,  dated February 6, 1995, by and among
     the  Registrant,   Robert  J.  Crowell  and  the  former   shareholders  of
     Computerware Business Trust. (2)

4.12 Amended and Restated Lantec Stockholders Agreement, dated April 6, 1996, by and among the Registrant, Robert J. Crowell and the former shareholders of a group of related United Kingdom corporations known as Lantec (4), and Renouncement of related Board Observer Right effective December 16, 1999.
     (5)

4.13 Form of Lantec Warrant Agreement, dated January 7, 2000, with attached Second Amended List of Holders of Warrants to Purchase Common Shares of the Registrant. (5)

4.14 AMA Securities Agreement, dated February 29, 1996, by and among the Registrant and the former stockholders of AMA (UK) Limited. (3)

4.15 Amended and Restated Structured Equity Line Flexible Financing Agreement (Equity Line Agreement), dated April 7, 2000, between the registrant and Cripple Creek Securities, LLC. (6)

4.15.1 Amendment No. 1 to the Equity Line Agreement, dated April 27, 2000. (7)

4.15.2 Amendment No. 2 to the Equity Line Agreement, dated June 12, 2000. (8)

4.16 Amended and Restated Registration Rights Agreement, dated April 7, 2000, between the Registrant and Cripple Creek Securities, LLC. (6)

4.17 Form of Warrant and Minimum Commitment Warrant of the Registrant issuable to Cripple Creek Securities, LLC. (6)

4.18 Warrant Agreement, dated as of December 30, 1999, between the Company and Wit Capital Corporation. (6)

4.19 The 2001 Stock Option Plan of the Registrant, as amended and restated. (x)

5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered. (x)

23.1 Consent of KPMG LLP. (x)

23.2 Consent of Arthur Andersen LLP. (x)

23.3 Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).



(1) Previously filed as an exhibit to Registrants Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 000-27376), and incorporated herein by reference.

(2) Previously filed as an exhibit to Registration Statement No. 3398866 on Form S1, and incorporated herein by reference.

(3) Previously filed as an exhibit to Registrants Annual Report on Form 10K for the year ended December 31, 1996, and incorporated herein by reference.

(4) Previously filed as an exhibit to Registrants Quarterly Report on Form 10Q for the quarter ended March 31, 1996 (File No. 000-27376), and incorporated herein by reference.

(5) Previously filed as an exhibit to Registrants Annual Report on Form 10K for the year ended December 31, 1999, and incorporated herein by reference.

(6) Previously filed as an exhibit to Registration Statement No. 33394743 on April 11, 2000, on Form S3 and incorporated herein by reference.

(7) Previously filed as an exhibit to Registration Statement No. 333-94743, on April 28, 2000, and incorporated herein by reference.

(8) Previously filed as an exhibit to Registrants Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and incorporated herein by reference.

(x)  Filed herewith.

                                                                    Exhibit 4.19
                           THE 2001 STOCK OPTION PLAN
                          OF ELCOM INTERNATIONAL, INC.
                             AS AMENDED & RESTATED

                                 March 16, 2001


     Elcom International, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

     1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

     (a) The word Affiliate shall mean any corporation or other entity which controls, is controlled by, or is under common control with the Company including, without limitation, any Subsidiary.

     (b)  The word Board shall mean the Board of Directors of the Company.

     (c) The word Code shall mean the United States Internal Revenue Code (Title 26 of the United States Code) as the same may be amended from time to time.

     (d) The word Committee shall mean the Compensation Committee appointed by the Board, which shall consist of at least two outside directors as such term is defined in Section 162(m) of the Code, or if no such committee is appointed, the word Committee shall mean the Board.

     (e) The words Common Stock shall mean the common stock, par value $.01 per share, of the Company.

     (f) The word Company shall mean Elcom International, Inc., a Delaware corporation, and any successor thereto that shall maintain this Plan.

     (g) The words Incentive Stock Option shall mean any option that qualifies as an incentive stock option under the terms of Section 422 of the Code.

     (h) The words Key Personnel shall mean any person whose performance as an employee, or independent contractor, or outside Director of the Company or an Affiliate is, in the judgment of the Committee, important to the successful operation of the Company or an Affiliate.

     (i) The word Optionee shall mean any Key Personnel to whom a stock option has been granted pursuant to this Plan.

     (j)  The  word  Plan   shall  mean  2001   Stock   Option   Plan  of  Elcom
          International, Inc., as it was originally adopted, as amended and restated and as it may be amended at a later date.

     (k) The word Subsidiary shall have the same meaning as subsidiary corporation under Section 424(f) of the Code.

     (l) The words Substantial Stockholder shall mean any Key Personnel who owns more than 10% of the total combined voting power of all classes of stock of the Company. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

     2. Purpose of the Plan. The purpose of the Plan is to provide Key Personnel with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Key Personnel acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Personnel to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Personnel as may be selected to participate in the Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan.

     3. Effective Date of the Plan. The Plan, as originally adopted, became effective as of November 10, 2000, the date of the Boards approval and adoption of the Plan.

     4.  Administration  of the  Plan.  The Plan  shall be  administered  by the

Committee. Each member of the Committee shall be a Non-Employee Director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such Rule as may be in effect from time to time and an outside director within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. The Committee may delegate any of its authority to any other person or persons that it deems appropriate. Subject to the terms and conditions of the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:

     (a)  to select the Key Personnel to whom options will be granted;

     (b) to determine the number of shares of Common Stock subject to any option;

     (c)  to determine the time when options will be granted;

     (d) to determine the option price of Common Stock subject to an option, including any repricing thereof;

     (e) to determine the time when each option may be exercised, and the duration of the exercise period;

     (f) to determine whether and to what extent an option is an Incentive Stock Option; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary;

     (g) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive

          Stock Option, Section 422 of the Code;

     (h) to adopt, amend and rescind such rules and regulations as, in the Committees opinion, may be advisable in the administration of the Plan; and

     (i) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

     5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to Key Personnel designated by the Committee; provided, that any Key Personnel who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. The Committee may grant more than one option to the same Key
Personnel. Notwithstanding the foregoing, no options may be granted to any executive officer of the Company who either was a CEO during the last completed fiscal year or was one of the four most highly compensated executive officers of the Company at the end of the last completed fiscal year (as such positions are defined in Item 402 of Regulation S-K promulgated by the United States Securities and Exchange Commission), unless and until such time as the stockholders of the Company have approved, adopted and ratified this Plan.

     6. Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be two million four hundred thousand (2,400,000) shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is 150,000, subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such numbers, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock that are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock that are retained to satisfy an Optionees withholding tax obligations or that are transferred to the Company by an Optionee to satisfy such obligations or to pay all or any portion of the option price in accordance with the terms of the Plan, may be made available for reoffering under the Plan to any Key Personnel. If an option granted under this Plan is exercised, any shares of Common Stock that are the subject thereof shall not thereafter be available for reoffering under the Plan, except in accordance with the preceding sentence.

     In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then

(i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be divided or exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and
(iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.

     7. Option Provisions.

          (a) Option Price. The option price per share of Common Stock that is the subject of an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that if any Key Personnel to whom an Incentive Stock Option is granted is, at the time of the grant, a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan that is not an Incentive Stock Option shall be determined by the Committee at the time of grant. Fair market value shall mean, as of any particular date, (i) the average of the high and low sale prices per share of the Common Stock as reported on the principal stock exchange on which the Common Stock is then trading, if any, or, if, applicable, The Nasdaq Stock Market, on such day, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply because the Common Stock is not then trading on a stock exchange or The Nasdaq Stock Market, the fair market value of a share of Common Stock as determined by the Committee. The day on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted, unless another effective date for such grant is specified by the Committee.

          (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted.

          (c) Transferability of Options. Except as provided in this subsection
(c), no option granted under this Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution, and options shall be exercisable during an Optionees lifetime only by the Optionee or, in the event of the Optionees legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the grantee under state law. The Committee may expressly provide in an option agreement or other written form of consent that an Optionee may transfer an option which is not an Incentive Stock Option to his spouse or lineal descendants (Family Members), or a trust for the exclusive benefit of the Optionee and/or Family Members, or a partnership or other entity affiliated with the Optionee that may be approved by the

Committee. Subsequent transfers of any such option shall be prohibited except in accordance with the preceding sentence. All terms and conditions of any such option agreement, including provisions relating to the termination of the Optionees employment or service with the Company and its Affiliates, shall continue to apply following a transfer made in accordance with this subsection
(c).

          (d) Conditions  Governing Exercise of Option.  The  Committee  may,
in its absolute  discretion,  either require that,  prior to the exercise of any option granted hereunder, the Optionee shall have been an employee or independent contractor for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional or different restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period. Options shall be exercised by the Optionee (i) giving written notice to the Company of the Optionees exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock, by delivery to the Company of shares of Common Stock that have been already owned by the Optionee for at least six months, having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement) with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree for the minimum required withholdings, or (b) the Optionees delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the provisions of the option agreement provide otherwise, mergers or consolidations in which the Company is not the surviving corporation, may, but need not, cause each outstanding option to terminate, provided, that each Optionee may have the right during the period, if and only to the extent prescribed in the option agreement, prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the then exercisable portion of his or her option in whole or in part without regard to any other limitations contained in the Plan or the option agreement. Additional provisions with respect to acquisitions, mergers, liquidations or dissolutions may be set forth in the option agreement.

          (e) Termination of Employment, Etc. If an Optionee ceases to be an employee and/or outside Director and/or independent contractor of the Company and all Affiliates, then the Committee shall have absolute discretion to establish, in the option agreement or otherwise, the restrictions on the exercisability of options granted hereunder. An Optionees employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or an Affiliate as such a leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto. If the stock option is an Incentive Stock Option, no option agreement shall:

          (i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be employed by the Company and all Subsidiaries if the reason for the Optionees cessation of employment was other than his death or his disability (as such term is defined by Section 22(c)(3) of the Code); or

          (ii) permit any Optionee to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company and all Subsidiaries if the reason for the Optionees cessation of employment was the Optionees disability (as such term is defined by Section 22(c)(3) of the Code); or

          (iii)permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company and all Subsidiaries if either (A) the reason for the Optionees cessation of employment was his death or
               (B) the Optionee died within three (3) months after ceasing to be employed by the Company and all Subsidiaries;

provided, however, unless the option agreement contains differing provisions with respect to the vesting and exercisability of options upon a termination without cause, which provisions shall supercede the provisions contained herein, if an Optionees cessation of employment (for reason other than death or disability) was by reason of a termination without cause, as such term shall be defined in the option agreement, then that portion of any option granted to the Optionee that is exercisable on the date of such termination, may remain exercisable for a one hundred eighty (180) day period commencing on the date of such termination without cause and that portion of any option granted to the Optionee that is not exercisable on the date of such termination, shall become immediately exercisable and may remain exercisable for a one-hundred eighty
(180) day period commencing on the date of such termination; and provided, however, to the extent that an option agreement does not supercede the provisions contained in this Section 7(e) and permits exercise of an option within ninety (90) or more days following the commencement of a termination without cause, any option that is an Incentive Stock Option must be exercised in full within ninety (90) days after the commencement of the termination without cause or such Option will no longer qualify as an Incentive Stock Option and shall thereafter be, and receive the tax treatment applicable to, a non-qualified stock option. If any option is by terms of the option agreement exercisable following the Optionees death, then such option shall be exercisable by the Optionees estate, or the person designated in the Optionees Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution or by approval of the Committee.

          (f) Termination of Stock Options Under Certain Circumstances. The Committee may cancel any unexpired stock options at any time if the Optionee is not in compliance with all applicable provisions of this Plan or with any stock option agreement entered into pursuant to this Plan, or if the Optionee, without the prior written consent of the Company, engages in any of the following activities: (i) renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company or an Affiliate, or (ii) discloses to anyone outside of the Company and the Affiliates, or uses for any purpose other than the business of the Company or an Affiliate, any confidential information or material relating to the Company or an Affiliate, whether acquired by the Optionee during or after employment with the Company or an Affiliate, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company or an Affiliate. The Committee may, in its discretion and as a condition to the exercise of a stock option, require an Optionee to acknowledge in writing that he is in compliance with all applicable provisions of this Plan and any stock option agreement entered into in connection with this Plan and has not engaged in any activities referred to in clauses (i) and (ii) of this Section 7(f).
          (g)  Limitations  on Grant of Incentive Stock Options. In no event may

Incentive Stock Options be granted hereunder to any person other than an employee of the Company or an Affiliate. In respect of any individual Optionee, the aggregate fair market value of the shares of Common Stock (determined as of the date the respective Incentive Stock Options were granted) that are subject to Incentive Stock Options that first become exercisable during any particular calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Options that are not Incentive Stock Options shall not be subject to the limitations described in the preceding sentence and shall not be counted when applying such limitation.

          (h) Prohibition of Alternative Options. It is intended that Key Personnel who are employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no eligible Key Personnel shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options from qualifying as such within the meaning of Section 422 of the Code.

          (i) Waiver by Committee of Conditions  Governing  Exercise of Option.
The  Committee  may,  in  its  sole  discretion,   waive,  alter  or  amend  any
restrictions or conditions set forth in an option agreement concerning an Optionees right to exercise any option and/or the time and method of exercise.

     8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's stockholders, shall any action of the Committee or the Board result in:

          (a) amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or

          (b) increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted; or

          (c) decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof; or

          (d) extending the date on which the Plan shall terminate as provided in Section 11 hereof; or

          (e)  changing the requirements relating to the Committee;

except as necessary to conform the Plan and/or the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionees consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

     9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder (or any transfer allowed in its discretion) upon receipt of an investment representation from the Optionee, which shall be substantially similar to the following:

          "Optionee agrees that any shares of Common Stock of Elcom International, Inc. that may be acquired by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Elcom International, Inc. that are subject to this option shall be registered under the Securities Act of 1933, as amended, for issuance to the Optionee or in the event there is presented to Elcom International, Inc. an opinion of counsel or other evidence, in either case, satisfactory to Elcom International, Inc. and/or its counsel to the effect that the offer and sale of the shares of Common Stock of Elcom International, Inc. that are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or The Nasdaq Stock Market on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

     10. General Provisions.

          (a)     Option  Agreements  Need  Not  Be  Identical.   The  form  and
substance of option agreements, whether granted at the same or different times, need not be identical.

          (b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board or as an independent contractor, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of, or independent contractor relationship with, such Optionee at any time or the right of the stockholders of the Company to remove him as a member of the Board with or without cause.

          (c) Optionee Does Not Have Rights Of Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

          (d) Successors  In  Interest.   The  Plan  shall  be  binding upon the
successors and assigns of the Company.

          (e) No Liability Upon  Distribution  of Shares.   The liability of the
Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state or local tax authority and/or any securities regulatory authority.

          (f) Taxes.   Appropriate   provisions  shall  be  made  for  all taxes
required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

          (g) Use of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

          (h) Expenses. The expenses of administering the Plan shall be borne by the Company.

          (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

          (j) Number.   The  use  of  the singular or plural herein shall not be
restrictive as to number and shall be interpreted in all cases as the context may require.

          (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

     11. Termination of the Plan. The Plan shall terminate at the close of business on November 10, 2010, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

     12. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

     13. Venue. The venue of any claim brought hereunder by an Optionee shall be Boston, Massachusetts.

     14. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

                                                                     Exhibit 5.1


                                        Telephone No. 216/622-8200

                                        May 21, 2001

Elcom International, Inc.
10 Oceana Way
Norwood, Massachusetts  02062

     We are acting as counsel for Elcom International, Inc., a Delaware corporation (the Company), in connection with the sale from time to time of 2,400,000 shares of Common Stock, par value $.01 per share (the Shares), of the Company upon the exercise of options granted pursuant to The 2001 Stock Option Plan of the Company, as amended and restated (the Plan). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S8 (the Registration Statement) to be filed by the Company with the Securities and Exchange Commission to effect the registration of Shares under the Securities Act of 1933, as amended.

     In this connection, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Shares covered by the Registration Statement are duly authorized and, when issued and sold from time to time in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the General Corporation Law of the State of Delaware, and we express no view as to the effect of any other law on the opinions set forth herein.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,



                                        /s/ CALFEE, HALTER & GRISWOLD LLP
                                        CALFEE, HALTER & GRISWOLD LLP

                                                                    Exhibit 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Elcom International, Inc:


We consent to incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan of Elcom International, Inc., as Amended and Restated, of our report dated February 9, 2001, relating to the consolidated balance sheets of Elcom International, Inc. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations and other comprehensive income (loss), stockholders equity, and cash flows for each of the years then ended, and all related schedules, which report appears in the December 31, 2000 Annual Report on Form 10-K of Elcom International, Inc.

                                        /s/ KPMG LLP

Boston, Massachusetts
May 21, 2001

                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference included in this Registration Statement on Form S-8 of our report dated March 23, 1999 relating to the consolidated statements of operations and other comprehensive income, stockholders' equity, and cash flows for the year ended December 31, 1998 of Elcom International, Inc. and subsidiaries, and all related schedules included in Elcom International, Inc. and subsidiaries Form 10-K for the year ended December 31, 2000.



/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP


Boston, Massachusetts
May 21, 2001